                                                                   Exhibit 99.14


                           OPLINK COMMUNICATIONS, INC.

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of March 18, 2002, between Avanex Corporation, a Delaware corporation ("Avanex"), and the undersigned stockholder (the "Stockholder") of Oplink Communications, Inc., a Delaware corporation ("Oplink").

                                    RECITALS
                                    --------

     A. Avanex, Pearl Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Avanex ("Merger Sub"), and Oplink are entering into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into Oplink. Pursuant to the Merger, all outstanding shares of Oplink Common Stock will be automatically converted into Avanex Common Stock, as set forth in the Merger Agreement, and Oplink will become a wholly owned subsidiary of Avanex; and

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of Oplink and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Merger Agreement by Avanex, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Oplink over which Stockholder has voting power so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Certain Definitions. Capitalized terms not defined herein shall have the
        -------------------
meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

         (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

         (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

         (c) "Shares" shall mean: (i) all securities of Oplink (including all shares of Oplink Common Stock and all options, warrants and other rights to acquire shares of Oplink Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Oplink (including all additional shares of Oplink Common Stock and all additional options, warrants and other rights to acquire shares of Oplink Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

     (d) "Transfer." A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

   2. Transfer of Shares.
      ------------------

     (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees
         --------------------------------------------------
that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A;
                                                             ---------
provided, however, that Stockholder may transfer such Shares during the period from the date of this Agreement through the Expiration Date as would otherwise be permitted under the requirements of subsection (e) of Rule 144 promulgated under the Securities Act of 1933, as amended, without causing the transferee of such Shares to have executed a counterpart of this Agreement and a proxy.

(b) Transfer of Voting Rights. Stockholder agrees that, during the period from
    -------------------------
the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

  3. Agreement to Vote Shares.
     ------------------------

     (a) Agreement to Vote. Prior to the Expiration Date, at every meeting of
         -----------------
the stockholders of Oplink called with respect to the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Oplink with respect to the following matters, Stockholder (in his or her capacity as such) shall vote the Shares: (i) in favor of approval and adoption of the Merger Agreement (as the same may be amended from time to time in accordance with its terms); (ii) in favor of approval of the Merger; (iii) in favor of each of the transactions contemplated by the Merger Agreement; (iv) in favor of any matter that could reasonably be expected to facilitate the Merger; and (v) against any matter that could reasonably be expected to prevent the Merger.

     (b) No Other Agreement. Prior to the Expiration Date, Stockholder shall not
         ------------------
enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

  4. Irrevocable Proxy.  Concurrently with the execution of this Agreement,
     -----------------
Stockholder agrees to deliver to Avanex a Proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent
---------
permissible by law, with respect to the Shares.

  5. Modification of Registration Rights. In the event that Stockholder holds
     ------------------------------------
Registrable Securities (as such term is defined in the Rights Agreement) pursuant to that certain Third Amended and Restated Rights Agreement dated as of February 7, 2000, by and among Oplink, Stockholder and certain other parties thereto, as amended by the Amendment Agreement dated August 28, 2000 (the "Oplink Rights Agreement"), Stockholder agrees as follows with respect to any registration rights held by Stockholder which are set forth therein:

     (a) Stockholder shall use its commercially reasonable efforts to amend the Oplink Rights Agreement as follows:

             (i) The registration rights set forth in Section 3.2 of the Oplink Rights Agreement shall be terminated;

             (ii) The registration rights set forth in Section 3.12 of the Oplink Rights Agreement shall be modified such that they may not be implemented until at least six (6) months following such date as the Merger (as defined in the Merger Agreement) shall become effective in accordance with the terms and provisions of the Merger Agreement;

             (iii)    The following provisions shall be implemented:

                      (A) the right of the Company, on two (2)occasions during any twelve month period, to suspend use of the prospectus contained in a Registration Statement for up to twenty (20) business days without explanation; and

                      (B) the right of the Company to postpone the declaration of effectiveness of a Registration Statement for up to twenty (20) business days if Avanex's Board of Directors determines that there exists material nonpublic information regarding Avanex which its Board of Directors determines in good faith would be detrimental to Avanex to disclose in a Registration Statement;

             (iv) Additional amendments and modifications as agreed to by the required parties.

     (b) In the event that the Oplink Rights Agreement has not been amended prior to the Closing Date of the Merger (as defined in the Merger Agreement), then within five (5) days of the Closing Date of the Merger Avanex shall enter into a rights agreement (the "Avanex Rights Agreement") with each holder of Registrable Securities who (i) would own greater than one percent (1%)of the outstanding stock of Avanex, after giving effect to the Merger and (ii) has agreed to waive all rights under the Oplink Rights Agreement. The Avanex Rights Agreement shall contain customary registration rights and shall conform to the provisions of the proposed amendments to the Oplink Rights Agreement set forth above.

  6. Representations and Warranties of the Stockholder. Stockholder (i) is the
     -------------------------------------------------
beneficial owner of the shares of Oplink Common Stock indicated on the final page of this Agreement, free and clear of any liens, adverse claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of Oplink other than the shares of Oplink Common Stock and options and warrants to purchase shares of Common Stock of Oplink indicated on the final page of this Agreement; and (iii) has full power and legal capacity to make and enter into this Agreement and the Proxy and to carry out his or her obligations under the terms of this Agreement and the Proxy.

  7. Additional Documents.  Stockholder (in his or her capacity as such) hereby
     --------------------
covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Avanex, to carry out the intent of this Agreement.

  8. Termination.  This Agreement, the Proxy and all obligations of Stockholder
     ----------
hereunder and thereunder shall terminate and shall have no further force or effect as of the Expiration Date.

  9. Miscellaneous.
     -------------

        (a) Severability. If any term, provision, covenant or restriction of
            ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) Binding Effect and Assignment. This Agreement and all of the
             -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

         (c) Amendments and Modification. This Agreement may not be modified,
             ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (d) Specific Performance; Injunctive Relief. The parties hereto
             --------------------
acknowledge that Avanex shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Avanex upon any such violation, Avanex shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Avanex at law or in equity.

         (e) Notices. All notices and other communications pursuant to this
             -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                  If to Avanex:             Avanex Corporation
                                            40919 Encyclopedia Circle
                                            Fremont, CA  94538
                                            Attention: Chief Executive Officer
                                            Facsimile: (510) 897-4189

                  With copies to:           Wilson Sonsini Goodrich & Rosati,
                                            Professional Corporation
                                            650 Page Mill Road
                                            Palo Alto, California 94304-1050
                                            Facsimile:  (650) 496-4367
                                            Attention:  Mark A. Bertelsen, Esq.

                  and to: Wilson Sonsini Goodrich & Rosati Professional Corporation
                                            Spear Street Tower
                                            One Market
                                            San Francisco, California 94105
                                            Facsimile:  (415) 947-2099
                                            Attention:  Steve L. Camahort, Esq.

                  If to Stockholder:        To the address for notice set forth
                                            on the signature page hereof.

                  With copies to:           Cooley Godward LLP
                                            3000 El Camino Real
                                            Palo Alto, CA 94306
                                            Attention:  Eric Jensen
                                            Suzanne Sawochka Hooper
                                            Fax No.:  (650) 849-7400

         (f) Governing Law. This Agreement shall be governed by the laws of the
             -------------
State of Delaware, without reference to rules of conflicts of law.

         (g) Entire Agreement. This Agreement and the Proxy contain the entire
             ----------------
understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties, both oral and written, with respect to such subject matter.

         (h) Officers and Directors. To the extent that Stockholder is or
             ----------------------
becomes (during the term hereof) a director or officer of Oplink, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of Oplink in exercising its rights under the Merger Agreement.

         (i) Effect of Headings. The section headings are for convenience only
             ------------------
and shall not affect the construction or interpretation of this Agreement.

         (j) Counterparts.  This Agreement may be executed in several
             ------------
    counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         (k) No Obligation to Exercise Options. Notwithstanding any provision of
             ---------------------------------
this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire any Oplink Common Stock.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in his or her capacity as a stockholder. Such signature in no way affects his or her obligations as an officer or director of Oplink.

AVANEX CORPORATION                      STOCKHOLDER

By:  -----------------------------      By:  -----------------------------------
                                             Signature

Name: ----------------------------      Name:  ---------------------------------

Title: ---------------------------      Title:  --------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Print Address

                                        ----------------------------------------
                                        Telephone

                                        ----------------------------------------
                                        Facsimile No.

                                        Share beneficially owned:

                                        ---------  shares of Oplink Common Stock

                                        ---------  shares of Oplink Common Stock
                                                   issuable upon exercise of
                                                   outstanding options or
                                                   warrants


                   [Signature Page to Oplink Voting Agreement]

                                    Exhibit A

                                IRREVOCABLE PROXY

         The undersigned stockholder of Oplink Communications, Inc., a Delaware corporation ("Oplink"), hereby irrevocably (to the fullest extent permitted by law) appoints Paul Engle and Walter Alessandrini, directors on the Board of Directors of Avanex Corporation, a Delaware corporation ("Avanex"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all securities of Oplink (including all shares of Oplink Common Stock and all options, warrants and other rights to acquire shares of Oplink Common Stock) owned by the undersigned as of the date of this proxy (the "Proxy") and all additional securities of Oplink (including all additional shares of Oplink Common Stock and all additional options, warrants and other rights to acquire shares of Oplink Common Stock) of which the undersigned acquires ownership of record during the period from the date of this Proxy through the Expiration Date (as defined below) (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Oplink as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to the voting of the Shares on the matters referred to in the third full paragraph of this Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Oplink Voting Agreement of even date herewith by and between Avanex and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Avanex entering into that certain Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), by and among Avanex, Pearl Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Avanex ("Merger Sub") and Oplink. The Merger Agreement provides for the merger of Merger Sub with and into Oplink in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Oplink and in every written consent in lieu of such meeting (i) in favor of approval and adoption of the Merger Agreement (as the same may be amended from time to time in accordance with its terms), (ii) in favor of approval of the Merger, (iii) in favor of each of the transactions contemplated by the Merger Agreement, (iv) in favor of any matter that could reasonably be expected to facilitate the Merger, and (v) against any matter that could reasonably be expected to prevent the Merger.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in his or her capacity as a stockholder. Such signature in no way affects his or her obligations as an officer or director of Oplink.

         This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: ----------------------------------- , 2002

                       Signature of Stockholder:  ------------------------------

                       Print Name of Stockholder:  -----------------------------

                       Shares beneficially owned:  -----------------------------

                       --------  shares of Oplink Common Stock

                       -------- shares of Oplink Common Stock issuable upon exercise of outstanding options or warrants








                      [Signature Page to Irrevocable Proxy]